UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

FORRESTER RESEARCH, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-21433	04-2797789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Acorn Park Drive
Cambridge, Massachusetts		02140
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 613-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	FORR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2025, we entered into (a) a Third Amendment of Lease (the “Lease Amendment”) with LS 200 CDP, LLC (the "Landlord") and (b) a Lease of Premises at Cambridge Discovery Park, Cambridge, Massachusetts (the "New Lease") with the Landlord, in each case related to our principal headquarters located at 60 Acorn Park Drive, Cambridge, Massachusetts (the “Premises”). The Lease Amendment amends certain terms of the original lease entered into as of September 29, 2009 by us and BHX, LLC, as Trustee of Acorn Park I Realty Trust, the Landlord's predecessor-in-interest, as amended to date (the "Original Lease"), and the New Lease includes terms for our ongoing lease of a portion of the Premises, including the following:

•
With respect to the fourth, fifth and sixth floors at the Premises (totaling 118,286 rentable square feet) (the "Extension Space"), early termination of the Original Lease on December 31, 2025 and the commencement of a new term under the New Lease for a period of thirteen and one-half years from and after January 1, 2026, so that the term shall expire on June 30, 2039 (the "Extension Period"). We have the right to extend the Extension Period for two terms of ten years each.
•
Monthly base rent for the Extension Space at an initial rate of $349,929 per month from July 1, 2026 until February 28, 2027 and a rate of $290,786 per month from March 1, 2027 to February 29, 2028, after which the monthly rate will increase annually in accordance with the schedule set forth in the New Lease, up to $402,516 per month at the conclusion of the Extension Period.
•
Six month rent abatement for the Extension Space commencing January 1, 2026 and tenant improvement allowance of $17,375,031 pursuant to the terms of the New Lease.
•
Early termination of the Original Lease with respect to the first, second and third floors at the Premises (the "Give Back Space") on or prior to December 31, 2025, pursuant to the terms and conditions of the Lease Amendment and subject to our right to defer and extend the early termination date with respect to all or a portion of the Give Back Space to not later than May 31, 2026.
•
Rent abatement with respect to the Give Back Space from and after July 1, 2025 pursuant to the terms of the Lease Amendment.

This summary is qualified in its entirety by reference to the full text of the Lease Amendment and the New Lease, filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment of Lease dated as of April 11, 2025 between LS 200 CDP, LLC, successor to 200 Discovery Park, LLC, and the Company

10.2**	Lease of Premises at Cambridge Discovery Park, Cambridge, Massachusetts dated as of April 11, 2015 from LS 200 CDP, LLC to the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

** Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Registration S-K. The exhibit’s table of contents includes a brief description of the subject matter of all of its schedules and exhibits, including the omitted schedules and exhibits. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

Date:	April 16, 2025	By:	/s/ L. Christian Finn
L. Christian Finn, Chief Financial Officer